Exhibit 99.2
COGDELL SPENCER INC. UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND FOR THE YEAR ENDED DECEMBER 31, 2007

Page
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2008	3

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2007	4

Notes to Unaudited Condensed Consolidated Statements of Operations	5

COGDELL SPENCER INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The accompanying unaudited pro forma condensed consolidated statements of operations give effect to the acquisition (the “Acquisition”) of MEA Holdings, Inc. (“MEA”) by Cogdell Spencer Inc. (the “Company”) and its operating partnership, Cogdell Spencer LP (the “Operating Partnership”) that was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 23, 2008, as amended, and to reflect the incurrence of debt used to finance the Acquisition. The $247 million of consideration paid in the merger transaction, subject to certain adjustments, consisted of cash and limited partnership interests issued by the Operating Partnership. The unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of the Company and MEA for the three months ended March 31, 2008 and for the year ended December 31, 2007. The unaudited pro forma condensed consolidated statements of operations are presented as if the Acquisition had occurred as of January 1, 2007.
The allocation of the MEA purchase price and the related amortization of intangible assets that is reflected in these unaudited pro forma condensed consolidated financial statements have been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. Acquired intangible assets consist primarily of acquired design-build contracts and customer relationships and are expected to be amortized over lives ranging from two to six years.
Historical amounts for Cogdell Spencer Inc. for the three months ended March 31, 2008 presented in the accompanying unaudited pro forma condensed consolidated statements of operations are as reported in the Company’s Form 10-Q for the quarter ended March 31, 2008 filed with the Securities and Exchange Commission (the “SEC”) which includes the operations of MEA for the month of March 2008. Historical amounts presented for MEA for the two months ended February 29, 2008 presented in the accompanying unaudited pro forma condensed consolidated statements of operations are from the internal records of MEA.
Historical amounts for Cogdell Spencer Inc. for the year ended December 31, 2007 presented in the accompanying unaudited pro forma condensed consolidated statements of operations reflect certain reclassifications made to the amounts reported in the Company’s Form 10-K for the year ended December 31, 2007 filed with the SEC. These reclassifications were made as a result of the merger with MEA to reflect appropriate line items for the operations of the integrated business and include combining the presentation management fees and other reimbursements and separately presenting the provision for income taxes. The reclassifications did not affect previously reported net loss.
Historical amounts presented for MEA for the year ended December 31, 2007 in the accompanying unaudited pro forma condensed consolidated statements of operations reflect certain changes to captions and reclassifications made to the amounts reported in MEA’s audited financial statements that are included in this Form 8-K/A. These changes and reclassifications were made as a result of the merger with the Company and include presenting depreciation and amortization expense separately from selling, general and administrative expense; combining interest income with the change in fair value of derivative and combining severance expense with other expense. The reclassifications did not affect previously reported net loss.
The unaudited pro forma financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future.

COGDELL SPENCER INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2008

	Cogdell	MEA	Merger		Other Pro
	Spencer Inc.	Holdings, Inc.	Financing		Forma
	Historical	Historical	Transactions		Adjustments		Pro Forma
	(dollars in thousands except per share amounts)
	(A)	(B)
Revenues:
Rental revenue	$18,691	$—	$—		$—		$18,691
Design-Build contract revenue and other sales	23,936	48,013	—		—		71,949
Property management and other fees	841	—	—		—		841
Development management and other income	19	—	—		—		19

Total revenues	43,487	48,013	—		—		91,500
Expenses:
Property operating and management	7,199	—	—		—		7,199

Costs related to design-build revenue and other sales	21,043	41,331	—		—		62,374
Selling, general and administrative	4,306	3,949	—		—		8,255
Depreciation and amortization	9,025	300	—		3,083	(C)	12,408

Total expenses	41,573	45,580	—		3,083		90,236

Income (loss) from operations before other income (expense), income tax benefit, minority interests in real estate partnerships, and minority interests in operating partnership	1,914	2,433	—		(3,083)		1,264
Other income (expense):
Interest and other income, net	255	253	—		(253	)(D)	255
Interest expense	(5,096)	(110)	(3,106	)(E)			(8,312)
Equity in earnings of unconsolidated real estate partnerships	3	—	—		—		3
Other expense	—	(11,902)	—		11,811	(F)	(91)

Total other income (expense)	(4,838)	(11,759)	(3,106)		11,558		(8,145)

Loss from operations before income tax benefit, minority interests in real estate partnerships, and minority interests in operating partnership	(2,924)	(9,326)	(3,106)		8,475		(6,881)
Income tax benefit	(358)	(3,637)	(1,211	)(G)	3,305	(G)	(1,901)

Loss from operations before minority interests in real estate partnerships and minority interests in operating partnership	(2,566)	(5,689)	(1,895)		5,170		(4,980)
Minority interests in real estate partnerships	13	—	—		—		13
Minority interests in operating partnership	752	—	—		1,250	(H)	2,002

Net loss	$(1,801)	$(5,689)	$(1,895)		$6,420		$(2,965)

Net loss per share — basic and diluted	$(0.13)						$(0.21)

Weighted average common shares — basic and diluted	14,364						14,364

See accompanying notes to unaudited pro forma condensed statement of operations.

COGDELL SPENCER INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

	Cogdell	MEA	Merger		Other Pro
	Spencer Inc.	Holdings, Inc.	Financing		Forma
	Historical	Historical	Transactions		Adjustments		Pro Forma
	(dollars in thousands except per share amounts)
Revenues:
Rental revenue	$63,029	$—	$—		$—		$63,029
Design-Build contract revenue and other sales	—	324,039	—		—		324,039
Property management and other fees	3,502	—	—		—		3,502
Development management and other income	290	—	—		—		290

Total revenues	66,821	324,039	—		—		390,860
Expenses:
Property operating and management	25,704	—	—		—		25,704

Costs related to design-build revenue and other sales	—	283,442	—		—		283,442
Selling, general and administrative	7,365	15,427	—		—		22,792
Depreciation and amortization	27,758	1,581	—		12,330	(C)	41,669

Total expenses	60,827	300,450	—		12,330		373,607

Income from operations before other income (expense), income tax expense (benefit), minority interests in real estate partnerships, and minority interests in operating partnership	5,994	23,589	—		(12,330)		17,253
Other income (expense):
Interest and other income, net	1,073	2,500	—		(2,500	)(D)	1,073
Interest expense	(15,964)	(1,252)	(11,616	) (E)	—		(28,832)
Equity in earnings of unconsolidated real estate partnerships	20	—	—		—		20
Other expense	—	(701)	—		358	(F)	(343)

Total other income (expense)	(14,871)	547	(11,616)		(2,142)		(28,082)

Income (loss) from operations before income tax expense (benefit), minority interests in real estate partnerships, and minority interests in operating partnership	(8,877)	24,136	(11,616)		(14,472)		(10,829)
Income tax expense (benefit)	117	9,322	(4,530	)(G)	(5,644	)(G)	(735)

Income (loss) from operations before minority interests in real estate partnerships and minority interests in operating partnership	(8,994)	14,814	(7,086)		(8,828)		(10,094)
Minority interests in real estate partnerships	(85)	—	—		—		(85)
Minority interests in operating partnership	2,738	—	—		2,016	(H)	4,754

Net income (loss)	$(6,341)	$14,814	$(7,086)		$(6,812)		$(5,425)

Net loss per share — basic and diluted	$(0.57)						$(0.49)

Weighted average common shares — basic and diluted	11,056						11,056

See accompanying notes to unaudited pro forma condensed statement of operations.

COGDELL SPENCER INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)
(A) Cogdell Spencer Inc. for the three months ended March 31, 2008 which includes the operations of MEA Holdings, Inc. for the month of March.
(B) MEA Holdings, Inc. reflects the operations of MEA Holdings, Inc. for the two months ended February 29, 2008.
(C) Reflects estimated amortization expense related to acquired intangible assets in the merger with MEA. The merger was accounted for under the purchase method in accordance with SFAS No. 141, “Business Combinations” (“SFAS 141”). The purchase price for MEA will be allocated to assets acquired and liabilities assumed based upon their estimated fair values as determined by management. The estimated fair values of acquired intangibles and related amortization expense are based on information currently available and on current assumptions as to future operations, and are subject to change upon the completion of acquisition accounting, including the finalization of asset valuations. Purchase price preliminarily allocated to definite lived intangible assets is estimated to be approximately $35.1 million with lives of the individual assets ranging from two to six years.
(D) Adjustments to interest and other income:

	Three Months	Year Ended
	Ended March 31,	December 31,
	2008	2007
Eliminate historical interest income earned on MEA cash balances. It is assumed that cash generated from MEA operations is used for the Company’s general working capital purposes	$253	$1,621
Eliminate historical change in fair value of derivative related to subordinated note	—	879

	$253	$2,500

(E) Adjustments to interest expense:

	Three Months	Year Ended
	Ended March	December 31,
	31, 2008	2007
Interest expense associated with a $100 million senior secured term facility issued in connection with the transaction	$2,180	$8,721
Amortization of deferred financing costs associated with $100 million senior secured term facility	82	327
Interest expense associated with a $59.0 million borrowing on the Company revolving credit facility used in connection with the transaction	954	3,818
Eliminate MEA’s historical interest expense related to debt that was repaid immediately prior to the merger	(110)	(1,250)

	$3,106	$11,616

The $100 million senior secured term facility provides for interest-only payments at LIBOR plus a margin of between 300 to 350 basis points based on certain Erdman performance ratios. The initial margin over LIBOR for the loan is 350 basis points. The pro forma interest expense associated with the $100 million senior secured term facility is calculated using the weighted average LIBOR interest rate for the periods presented plus a margin of 350 basis points.

The Company borrowed approximately $59.0 million on its $150 million secured revolving line of credit to fund a portion of the transaction’s cash consideration. The Company’s secured line of credit requires interest at LIBOR plus a margin of between 95 to 140 basis points depending on the Company’s leverage ratio. The pro forma interest expense associated with the incremental $59.0 million borrowing on the Company’s secured revolving line of credit is calculated using the weighted average LIBOR interest rate for the periods presented plus a margin of 125 basis points, the applicable margin for the Company’s pro forma leverage ratio.
Each 1/8 of 1% increase in the annual interest assumed with respect to the total incremental debt incurred in connection with the merger transaction will increase pro forma interest expense by approximately $50 for the three months ended March 31, 2008 and by approximately $199 for the year ended December 31, 2007.
(F) Adjustments to other expense:

	Three Months	Year Ended
	Ended March 31,	December 1,
	2008	2007
Eliminate historical MEA investor management fees	$58	$300
Eliminate historical MEA stock option expense	—	58
Eliminate nonrecurring expenses directly attributable to the MEA merger	11,753	—

	$11,811	$358

(G) To reflect the income tax benefit of net pro forma adjustments using an incremental income tax rate of 39.0%. The Company and MEA will jointly elect to treat MEA as a taxable REIT subsidiary for U.S. federal income tax purposes and, as a result, MEA will be subject to corporate income tax.
(H) To reflect allocation of earnings to the minority interests in the Operating Partnership related to pro forma adjustments and change in percentage of minority interest as a result of the transaction.